Exhibit 99.1

Company Contact:	Wayne Miller
Chief Operating Officer
(212) 403-0500

Investor Relations Contact:	James R. Palczynski
ICR, Inc.
(203) 682-8229

G-III Apparel Group, Ltd. Announces Changes to Executive Compensation

and Corporate Governance Programs

New York, New York – March 14, 2013 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced changes to its compensation and governance programs.

In 2011, 97% of the votes cast on our Say on Pay proposal indicated that our shareholders supported the compensation program for our executive officers. In light of such overwhelming approval G-III made no material changes to the structure of the program in 2012. In 2012, only 35% of the votes cast on our Say on Pay proposal were voted in support of the program. The Company and the Compensation Committee were disappointed with these results and have taken significant steps to address the concerns raised by shareholders.

“The views of our shareholders are very important to us, and we implemented several significant changes in our executive compensation and corporate governance programs that we believe will address the concerns of shareholders and ensure a more favorable Say on Pay vote this year,” commented Morris Goldfarb, Chairman and Chief Executive Officer of G-III Apparel Group.

“We are pleased with these modifications and believe that they reflect a good balance between addressing the compensation and governance concerns raised by our shareholders and continuing to motivate a talented and proven management team which has delivered stock price appreciation of 857% to shareholders over the past 15 years, significantly outperforming the S&P 500,” added Richard White, Chairman of G-III’s Compensation Committee. “We are confident that under the leadership of Morris Goldfarb, G-III is well-positioned to continue its transformation into a diversified, global apparel and retail company that will continue to deliver long-term growth in shareholder value.”

Modifications to the Executive Compensation and Corporate Governance Programs

With respect to the design of the executive compensation program, the Company’s Board and Compensation Committee took the following actions:

•

Increased the pre-tax income performance thresholds which must be met prior to payment of an annual cash incentive award to Morris Goldfarb and Sammy Aaron. In response to shareholder concerns that annual incentive performance targets were not sufficiently rigorous, both Messrs. Goldfarb and Aaron agreed to amend their employment agreements with G-III. Under their amended agreements, Messrs. Goldfarb and Aaron are not eligible to receive an annual incentive payment unless G-III’s pre-tax income, as defined in their respective agreements, exceeds $10,000,000.

•

Instituted an annual cap on the amounts which Morris Goldfarb and Sammy Aaron can earn pursuant to their annual incentive awards. In response to shareholder concerns that annual incentive compensation awards to Messrs. Goldfarb and Aaron are uncapped, Messrs. Goldfarb and Aaron also agreed to amend their respective employment agreements to incorporate caps on their annual incentive payments. Each year, the Compensation Committee will establish a target annual incentive based on the budgeted pre-tax net income value for the year. The total annual incentive opportunity will then be capped at two times the target value.

•

Incorporated a second performance metric into the performance conditions required for earning our performance-based long-term equity incentive awards beginning with the awards made in October 2012. In response to shareholder concerns that our performance-vested long-term equity incentive awards were earned only upon the achievement of a single, absolute stock price performance metric, awards made on October 5, 2012 will be earned only upon the achievement of two performance metrics, (i) a stock price performance target set at a 15% premium to the stock price on the date of grant and (ii) a consolidated earnings after taxes performance target. In addition, consistent with past grant practice, the right to receive these shares of common stock is also subject to a time vesting condition pursuant to which shares become vested at an annual rate of 25% beginning on the second anniversary of the date of grant, subject to the satisfaction of the two performance conditions. The time vesting condition provides an additional retention element to these awards.

The Company’s Board and Compensation Committee also took additional actions to address shareholder concerns including the implementation of:

•

A clawback policy pursuant to which the Compensation Committee may recoup incentive compensation paid to executive officers predicated at least in part upon the achievement of financial results which are subsequently restated;

•

A hedging and pledging policy which explicitly prohibits the hedging of shares of company stock by executives, non-employee directors or employees of G-III and limits the pledging of shares of G-III stock, except in certain limited instances as permitted by the Compensation Committee after consideration of the number of shares to be pledged as a percentage of the executive’s total shares held and the Company’s total shares outstanding;

•

Share ownership guidelines requiring that executives hold shares in amounts equal to six times the annual base salary for the Chief Executive Officer, two times the annual base salary for the Vice Chair and one times annual base salary for all other named executive officers. Additionally, G-III’s non-employee directors will be required to hold shares in amounts equal to five times the annual cash retainer payable to such director;

•

Holding requirements requiring executives and directors to retain 50% of net, after-tax, shares received upon exercise or vesting of grants until the share ownership guidelines described above are satisfied; and

•	Explicit prohibition of repricing and recycling of options and SARs under the Amended and Restated 2005 Stock Incentive Plan.

Other Actions Taken to Address Shareholder Concerns

Other actions taken to address governance concerns raised by our shareholders include:

•

Creation of a Lead Independent Director position and Election of Richard White to serve as the Lead Independent Director of the Board to ensure that our Board continues to operate in an independent and cohesive manner;

•

Morris Goldfarb’s resignation from the board of one other public company, so that he now serves as a director of only two public boards, in addition to his leadership as Chairman of the G-III Board; and

•

Nominated Allen Sirkin for election as a director of the Company by our stockholders at the 2013 Annual Meeting of Stockholders to be held in June 2013. Mr. Sirkin is the former President of PVH Corp. Mr. Sirkin’s significant experience as a senior operating executive of a well-respected apparel company will add to the industry expertise of our Board. Additionally, he will serve as another independent director, enhancing the overall independence of the Board.

About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of outerwear, dresses, sportswear, swimwear, beachwear and women’s suits, as well as handbags and luggage, under licensed brands, our own brands and private label brands. G-III sells swimwear, resort wear and related accessories under our own Vilebrequin brand. G-III also sells outerwear and dresses under our own Andrew Marc, Marc New York and Marc Moto brands and has licensed these brands to select third parties in certain product categories. G-III has fashion licenses under the Calvin Klein, Sean John, Kenneth Cole, Cole Haan, Guess?, Jones New York, Jessica Simpson, Vince Camuto, Ivanka Trump, Nine West, Ellen Tracy, Tommy Hilfiger, Kensie, Mac & Jac, Levi’s and Dockers brands and sports licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. Our other owned brands include Jessica Howard, Eliza J, Black Rivet, G-III, G-III Sports by Carl Banks and Winlit. G-III also operates retail stores under the Wilsons Leather, Vilebrequin, Calvin Klein Performance and Andrew Marc names.

Statements concerning G-III’s business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are “forward-looking statements” as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions and general economic conditions, as well as other risks detailed in G-III’s filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

3